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                                   EXHIBIT 23

                        Consent of Independent Auditors

     We consent to the incorporation by reference in Registration Statement No. 333-80605 of German American Bancorp on Form S-8 of our report dated October 8, 2001 on the financial statements of the German American Bancorp Employee Stock Purchase Plan as of and for the years ended August 16, 2001 and 2000, included in this Annual Report on Form 11-K.



                                    /s/ Crowe, Chizek and Company, LLP
                                    Crowe, Chizek and Company LLP

October 8, 2001
Indianapolis, Indiana